UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2020

CENTURY COBALT CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-54327

Nevada	98-0579157
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

10100 Santa Monica Blvd., Suite 300, Century City, CA	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 772-2209

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Due to the outbreak of, and local, state and federal governmental responses to, the COVID-19 coronavirus pandemic, Century Cobalt Corp. (the “Company”) is filing this current report on Form 8-K to avail itself of an extension to file its Quarterly Report on Form 10-Q for the three months ended February 29, 2020 (the “Quarterly Report”), originally due on April 14, 2020. Specifically, the Company is relying on an order issued by the Securities and Exchange Commission (the “SEC”) on March 25, 2020 (which extended and superseded a prior order issued on March 4, 2020), pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465) (the “Order”), regarding exemptions granted to certain public companies. The Order allows a registrant up to an additional 45 days after the original due date of certain reports required to be filed with the SEC if a registrant’s ability to file such report timely is affected due to COVID-19.

The Company’s operations and business have experienced disruptions due to the unprecedented conditions surrounding the COVID-19 pandemic spreading throughout the United States and the world. These disruptions include but are not limited to: the Company's CEO having to self-isolate after experiencing symptoms consistent with the COVID-19 coronavirus, as well as the subsequent closure of our corporate offices in Century City, Los Angeles and in London, and the limited availability of key Company personnel and professional advisors who are needed to prepare the Quarterly Report due in part to suggested and mandated social quarantining and work from home orders. This has, in turn, delayed the Company’s ability to access key documents needed to complete its accounting firm review and prepare the Quarterly Report. As a result, the Company will be relying on the 45-day grace-period provided by the SEC’s Order to extend the filing deadline within which the Company is required to file its Quarterly Report. The Company expects to file its Quarterly Report 10-Q no later than May 29, 2020, which is 45 days after the original due date of April 14, 2020.

In light of the current COVID-19 pandemic, the Company will be including the following Risk Factor in its Quarterly Report, as may be updated to reflect subsequent events impacting the Company:

AN OCCURRENCE OF AN UNCONTROLLABLE EVENT SUCH AS THE COVID-19 PANDEMIC IS LIKELY TO NEGATIVELY IMPACT OUR OPERATIONS. Repercussions of the ongoing coronavirus outbreak, which began at the beginning of 2020, continue to impact businesses throughout the world.  These repercussions include, without limitation, limited access to capital, travel restrictions, human resource and logistical challenges resulting from social-distancing or quarantine obligations, and the extended shutdown of certain businesses in impacted geographic regions. The effects of, and response to, the COVID-19 pandemic, have limited access to our corporate offices, and disrupted the ability of our personnel and professional advisors to timely complete tasks. If the coronavirus outbreak situation should worsen, we may experience additional disruptions to our business. The extent to which the coronavirus impacts our operations or those of our third-party partners will depend on a number of uncertainties, including the ultimate duration of the outbreak and applicable social distancing measures, the availability of subsidies and other financial support, and the overall economic and business conditions in the jurisdictions in which we operate.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY COBALT CORP.

Date: April 15, 2020	By:	/s/ Alexander Stanbury
Alexander Stanbury
President, Chief Executive Officer, Treasurer, Secretary and Director

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